AAON DECLARES DIVIDEND

Tulsa, OK, May 17, 2012 – AAON, Inc. (NASDAQ-AAON).  The Board of Directors of AAON, Inc. has declared a semi-annual cash dividend of $0.12 per share to the holders of the outstanding Common Stock of the Company as of the close of business on June 11, 2012, the record date, payable on July 2, 2012.

About AAON

AAON is engaged in the engineering, manufacturing, marketing and sales of air conditioning and heating equipment consisting of rooftop units, chillers, air-handling units, make-up air units, heat recovery units, condensing units, commercial self-contained units and coils. Since the founding of AAON in 1988, AAON has maintained a commitment to design, develop, manufacture and deliver heating and cooling products that perform beyond all expectations and demonstrate the value of AAON to our customers. AAON provides specific and unique solutions for individual customer requirements. For more information, please visit www.aaon.com.

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Contact: Jerry R. Levine
Phone: (914) 244-0292
Fax: (914) 244-0295